SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                January 15, 1999


                      COCA-COLA BOTTLING CO. CONSOLIDATED
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-9286               56-0950585
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 (State or other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                  Identification No.)

               1900 Rexford Road, Charlotte, North Carolina 28211
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                (Address of principal executive offices Zip Code)


                                 (704) 551-4400
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               Registrant's telephone number, including area code

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Item 5.  Other Events

On January 15, 1999, the Company purchased approximately $155 million of equipment (principally vehicles and vending equipment) previously leased under various operating lease agreements. The assets purchased will continue to be used in the distribution and sale of the Company's products and will be depreciated over their remaining useful lives, which range from 3 years to 12.5 years. The Company used a combination of its revolving credit facility and its informal lines of credit with certain banks to finance this purchase.

As a result of this purchase, the Company's total cost of ownership of this equipment in the future is expected to be slightly lower.

Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                                             COCA-COLA BOTTLING CO. CONSOLIDATED
                                             -----------------------------------
                                                         (REGISTRANT)


Date: February 19, 1999                      BY:      /s/ David V. Singer
                                                --------------------------------
                                                       David V. Singer
                                             Principal Financial Officer of the
                                                Registrant and Vice President,
                                                    Chief Financial Officer